Exhibit 31.8

CERTIFICATION

I, Carrie Dolan, certify that:

1.	I have reviewed this Amendment to Annual Report on Form 10-K/A of LendingClub Corporation.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ CARRIE DOLAN
Carrie Dolan
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Dated: December 4, 2014